Exhibit 3.3

FOURTH RESTATED BYLAWS OF

HORNBECK OFFSHORE SERVICES, INC.

Adopted by the Board of Directors: June 30, 2004

HORNBECK OFFSHORE SERVICES, INC.

(the “Corporation”)

FOURTH RESTATED BYLAWS

ARTICLE I.

Offices

Section 1.1 Offices. The registered office of the Corporation shall be at 1209 Orange Street, Wilmington, Delaware 19805. The Corporation may have such other offices within or without the State of Delaware as the Board of Directors may from time to time establish.

ARTICLE II.

Capital Stock

Section 2.1 Certificate Representing Shares. Shares of the classes of capital stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve; provided that, such form or forms shall comply with all applicable requirements of law or of the Certificate of Incorporation. Such certificates shall be signed by the Chief Executive Officer, President or a vice president, and by the secretary or an assistant secretary, of the Corporation and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile of such seal. In the case of any certificate countersigned by any transfer agent or registrar, provided such countersigner is not the Corporation itself or an employee thereof, the signature of any or all of the foregoing officers of the Corporation may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his signature, or facsimile thereof, was so set upon such certificate, the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and, issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Corporation.

Section 2.2 Stock Certificate Book and Stockholders of Record. The secretary of the Corporation shall maintain, among other records, a stock certificate book, the stubs in which shall set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether or not such shares originate from original issue or from transfer. The names and addresses of stockholders as they appear on the stock certificate book shall be the official list of stockholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including, but without limitation, a purchaser, assignee, or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

Section 2.3 Stockholder’s Change of Name or Address. Each stockholder shall promptly notify the secretary of the Corporation, at its principal business office, by written notice of any change in name or address of the stockholder from that as it appears upon the official list of stockholders of record of the Corporation. The secretary of the Corporation shall then enter such changes into all affected Corporation records, including, but not limited to, the official list of stockholders of record.

Section 2.4 Transfer of Stock. The shares represented by any certificate of the Corporation are transferable only on the books of the Corporation by the holder of record thereof or by his duly authorized attorney or legal representative upon surrender of the certificate for such shares, properly endorsed or assigned. The Board of Directors may make such rules and regulations concerning the issue, transfer, registration and replacement of certificates as they deem desirable or necessary.

Section 2.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

Section 2.6 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed; but, the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

Section 2.7 Fractional Shares. Only whole shares of the stock of the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the directors, or the officers in the exercise of powers delegated by the directors, shall take such measures consistent with the law, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

ARTICLE III.

The Stockholders

Section 3.1 Annual Meeting. Commencing in the calendar year 1998, the annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal office of the Corporation, at 10:00 a.m. local time, on the 10th day of May of each year unless such day is a legal holiday, in which case such meeting shall be held at such hour on the first day thereafter which is not a legal holiday; or, at such other place and time as may be designated by the Board of Directors. Failure to hold any annual meeting or meetings shall not work a forfeiture or dissolution of the Corporation. If a stockholder intends to bring up items of business or nominate directors at any annual meeting, notice of such intent must be received at the Corporation’s principal executive offices on the date that is at least the number of days before the annual meeting that is required from time to time under federal securities laws with respect to companies registered under the Securities Exchange Act of 1934.

Section 3.2 Special Meetings. Except as otherwise provided by law or by the Certificate of Incorporation, special meetings of the stockholders may be called by the chairman of the Board of Directors, the Chief Executive Officer, President, a majority of the directors, or the holders of not less than twenty-five percent (25%) of all the shares having voting power at such meeting, and shall be held at the principal office of the Corporation or at such other place, and at such time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice of such meeting given in accordance with the terms of section 3.3.

Section 3.3 Notice of Meetings—Waiver. Written notice of each meeting of stockholders, stating the place, day and hour of any meeting and, in case of a special stockholders’ meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of such meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, President, the secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such further or earlier notice shall be given as may be required by law. The signing by a stockholder of a written waiver of notice of any stockholders’ meeting, whether before or after the time stated in such waiver, shall be equivalent to the receiving by him of all notice required to be given with respect to such meeting. Attendance by a person at a stockholders’ meeting shall constitute a waiver of notice of such meeting except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No notice of any adjournment of any meeting shall be required.

Section 3.4 Closing of Transfer Books and Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date shall be as follows: the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3.5 Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be made available to stockholders of record at the principal executive offices of the Corporation specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be subject to lawful inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholders during the whole time of the meeting.

Section 3.6 Quorum, Voting and Officers. Except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws, the holders of a majority of the shares entitled to vote and represented in person or by proxy shall constitute a quorum at a meeting of stockholders, but the stockholders present at any meeting, although representing less than a quorum, may from time to time adjourn the meeting to some other day and hour, without notice other than announcement at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except in the case of the election of directors, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting, unless the vote of a greater number is required by law or the certificate of incorporation. In the case of votes for the election of directors at any stockholder meeting, the vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting. The chairman of the board shall preside at, and the secretary shall keep the records of, each meeting of stockholders, and in the absence of either such officer, his duties shall be performed by any other officer authorized by these bylaws or any person appointed by resolution duly adopted at the meeting.

Section 3.7 Voting at Meetings. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders except to the extent that the Certificate of Incorporation or the laws of the State of Delaware provide otherwise.

Section 3.8 Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder; but, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 3.9 Balloting. All elections of directors shall be by written ballot. Upon the demand of any stockholder, the vote upon any other question before the meeting shall be by ballot. At each meeting, inspectors of election may be appointed by the presiding officer of the meeting; and, at any meeting for the election of directors, inspectors shall be so appointed on the demand of any stockholder present or represented by proxy and entitled to vote in such election of directors. No director or candidate for the office of director shall be appointed as such inspector. The number of votes cast by shares in the election of each director shall be recorded in the minutes.

Section 3.10 Voting Rights; Prohibition of Cumulative Voting for Directors. Each outstanding share of common stock shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. No stockholder shall have the right to cumulate his votes for the election of directors but each share shall be entitled to one vote in the election of each director. In the case of any contested election for any directorship, the candidate for such position receiving votes representing a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote thereon shall be elected to such position.

Section 3.11 Record of Stockholders. The Corporation shall keep at its principal business office, or the office of its transfer agents or registrars, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 3.12 Presiding Officer and Conduct of Meetings. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. Subject to the following, annual and special meetings of stockholders generally shall follow accepted rules of practice and procedure for the orderly conduct of stockholder meetings:

(a) The Chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the Chairman.

(b) If disorder should arise that prevents continuation of the legitimate business of the meeting, the Chairman may call upon an individual designated as the Sergeant-at-Arms to take appropriate steps to eliminate the disorder or the Chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting shall be immediately adjourned.

(c) The Chairman may ask or require anyone not a bona fide stockholder or proxy entitled to vote thereat to leave the meeting.

Section 3.13 Director Nominations and Stockholder Proposals.

(a) At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting. Nominations of individuals for election to the Board of Directors must be made in accordance with the procedures set forth in Section 3.1 hereof. To be properly brought before the annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors pursuant to resolution duly adopted with respect thereto, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 3.13, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.13. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Article III, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(b) Consistent with Section 3.1 of these Bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof, in writing to the Secretary of the Corporation and must otherwise have complied with the requirements set forth in these Bylaws with respect to such notice. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 nor more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, if the date of the meeting has changed more than thirty (30) days from the prior year, then notice must be delivered or mailed and received by such other date as may be set forth by the Corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of voting stock of the Corporation that are beneficially owned by the stockholder; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting, (v) a description of any material interest of the stockholder in such business and (vi) the text of any proposal, along with a statement in support of such proposal, that the stockholder wishes to bring to the attention of the Board of Directors. A stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder with respect to the matters set forth in this Article III, including the time periods set forth thereunder for stockholder proposals requested to be included in the Corporation’s proxy statement to stockholders.

(c) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement or otherwise present any such proposal to stockholders at a meeting of stockholders if the Board of Directors reasonably believes that the proponents thereof have not complied with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder; and the Corporation shall not be required to include in its proxy statement to stockholders any stockholder proposal not required to be included in its proxy statement to stockholders in accordance with the Exchange Act and such rules or regulations; provided, however, that nothing in this Article III shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE IV.

The Board of Directors

Section 4.1 Number, Qualifications and Term. The business affairs of the Corporation shall be managed or be under the direction of the Board of Directors; and, subject to any restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation. The Board Directors shall consist of at least four (4) members but no more than nine (9) members, as such number is determined from time to time by a vote of at least 66-2/3% of the directors then in office. The number may be decreased below four (4) or increased above nine (9) only by (a) the vote of holders of at least eighty percent (80%) of the shares entitled to vote thereon, or (b) the unanimous vote of the Board of Directors. No decrease in number of directors shall shorten the term of any incumbent director. Directors need not be residents of Delaware but shall be stockholders of the Corporation. Except as otherwise provided in Section 4.3 of these Bylaws, the Board of Directors shall be divided into three classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of stockholders after their election or appointment, that of the second class is to expire at the second annual meeting after their election or appointment, and that of the third class is to expire at the third annual meeting after their election or appointment. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. Any such election shall be conducted in accordance with Section 3.10 of these Bylaws. Each person elected a director shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal in accordance with Section 4.2 of these Bylaws. To alter or repeal this classified board provision, the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote thereon is required.

Section 4.2 Removal. Any director or the entire Board of Directors may be removed from office, at any time, but only for cause, at any meeting of stockholders by the affirmative vote of at least 80% of the shares of the stockholders entitled to vote at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have been so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of at least 80% of the shares of the stockholders present in person or by proxy and entitled to vote. “Cause” is defined to include only: Conviction of a felony; declaration of unsound mind by order of court; gross dereliction of duty; commission of an action involving moral turpitude; or commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

Section 4.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall die, resign, or be removed from the board, a majority of the directors then in office, including, if applicable, those who have so resigned effective at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. A director appointed to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.4 Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of stockholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. Ten days notice of any kind of such regular meetings (other than the meeting immediately following the annual meeting) needs to be given to either old or new members of the Board of Directors.

Section 4.5 Special Meetings. Special meetings of the Board of Directors shall be held at any time by call of the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the Board of Directors. The secretary shall give notice of each special meeting to each director at his usual business or residence address by mail at least three days before the meeting or by electronic mail, facsimile transmission, telegraph or telephone at least one day before such meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. The signing of a written waiver of notice of any special meeting by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the receiving of such notice. Attendance of a director at a meeting shall also constitute a waiver of notice of such meeting, except where a director attends a meeting for the express and announced purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.6 Quorum. A majority of the number of directors fixed by or in accordance with these bylaws shall constitute a quorum for the transaction of business and the act of not less than a majority of such quorum of the directors shall be required in order to constitute the act of the Board of Directors, unless the act of a greater number shall be required by law, by the Certificate of Incorporation or by these bylaws, or by other agreement or contract.

Section 4.7 Procedure at Meetings. The Board of Directors, at each regular meeting held immediately following the annual meeting of stockholders, shall appoint one of their number as chairman of the Board of Directors. The chairman of the board shall preside at meetings of the board. In his absence at any meeting, any officer authorized by these bylaws or any member of the board selected by the members present shall preside. The secretary of the Corporation shall act as secretary at all meetings of the board. In his absence, the presiding officer of the meeting may designate any person to act as secretary. At meetings of the Board of Directors, the business shall be transacted in an orderly manner in accordance with those procedures set forth in Appendix A attached hereto. At any meeting, by a majority vote of the

Board of Directors, the Board of Directors may adopt the Robert’s Rules of Order to govern the conduct of such meeting.

Section 4.8 Presumption of Assent. Any director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to have dissent entered into the minutes or to file a written dissent shall not apply to a director who voted in favor of such action or abstained.

Section 4.9 Action Without a Meeting. Any action required by statute or permitted to be taken at a meeting of the directors of the Corporation, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors or all committee members as the case may be, and if the consent in writing shall be filed with the minutes of the proceedings of the board or committee.

Section 4.10 Compensation. As determined from time to time by resolution of the Board of Directors, directors may receive stated annual directors fees for their service payable in one or more installments, and a fixed sum and reimbursement for reasonable expenses of attendance, if any, that may be allowed for attendance at each regular or special meeting of the Board of Directors or at any meeting of the executive committee of directors, if any, to which such director may be elected in accordance with the following section 4.11; but, nothing herein shall preclude any director from serving the Corporation in any other capacity or receiving compensation or reimbursement of expenses therefor.

Section 4.11 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these bylaws, may designate an executive committee, which committee shall consist of two or more of the directors of the Corporation. Such executive committee may exercise such authority of the Board of Directors in the business and affairs of the Corporation as the Board of Directors may by resolution duly delegate to it except as prohibited by law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the number of directors fixed by or in accordance with the bylaws whenever in the judgment of the board the best interests of the Corporation will be served thereby.

The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the executive committee shall be placed in the minute book of the Corporation. Each member of the executive committee shall receive such compensation for executive committee membership and participation in executive committee meetings, including reimbursement for reasonable expenses actually incurred by him by reason of such membership, as may be approved from time to time by the Board of Directors. The Board of Directors may by resolution passed by a majority of the

Board of Directors, designate additional committees, which committees shall have such power and authority and will perform such functions as may be provided in such resolution.

Section 4.12 Other Committees. The Board of Directors may appoint an audit committee, compensation committee, nominating/ corporate governance committee and such other committees of two or more directors each as the Board of Directors may deem appropriate, and each such committee shall have such powers, duties and responsibilities as the Board of Directors may determine. In addition, the Board of Directors may, for its convenience and at its discretion, appoint one or more advisory committees of two or more directors each; but, no advisory committee shall have any power or authority except to advise the Board of Directors. All of the committees referred to above shall exist solely at the pleasure of the Board of Directors. The audit, compensation and nominating/corporate governance committees shall, and other committees may at the discretion of the committee unless otherwise directed by the Board of Directors, each keep minutes of the proceedings of such committee and, to the extent kept, such minutes shall be reported to the Board of Directors when required. Any minutes of the proceedings of such committees shall be placed in the minute books of the Corporation. Each member of the committees referred to above shall receive such compensation for such committee membership and participation in committee meetings, including reimbursement for reasonable expenses actually incurred by him by reason of such membership, as may be approved from time to time by the Board of Directors.

ARTICLE V.

Officers

Section 5.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a President, and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers (including vice presidents) and assistant officers as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 5.2 Election; Term; Qualification. Officers shall be chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual stockholders’ meeting. Each officer shall hold office until his death, resignation, or removal, subject to reappointment at each annual Board of Directors meeting immediately following the annual stockholders meeting.

Section 5.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby; but, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.4 Vacancies. Any vacancy in any office for any cause may be filled by appointment of the Chief Executive Officer or President subject to ratification by the Board of Directors at any meeting.

Section 5.5 Duties. The officers of the Corporation shall have such powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors and by these bylaws.

Section 5.6 Chief Executive Officer. The Chief Executive Officer shall be subject to the control of the Board of Directors, and shall in general supervise and control all business and affairs of the Corporation. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation, if he is a member of the Board of Directors, shall automatically serve as Chairman of the Board of Directors.

Section 5.7 The President. In the absence of the Chief Executive Officer, or in the event of his death or inability to act or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors form time to time.

Section 5.8 The Vice Presidents. At the request of the Chief Executive Officer, or President, or in their absence or disability, the vice presidents, in the order of their election, shall perform the duties of the Chief Executive Officer and President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a vice president in the performance of the duties of the Chief Executive Officer or President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The vice presidents shall perform such other duties as may, from time to time, be assigned to them by the Board of Directors, the Chief Executive Officer or the President. A vice president may sign, with the secretary or an assistant secretary, certificates of stock of the Corporation.

Section 5.9 Secretary. The secretary shall keep the minutes of all meetings of the stockholders, of the Board of Directors, and of the executive committee, if any, of the board of directors, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He shall be custodian of the corporate records and of the seal (if any) of the Corporation and see, if the Corporation has a seal, that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the secretary and such other duties and powers as the Board of Directors, the Chief Executive Officer or the President from time to time may assign to or confer on him.

Section 5.10 Treasurer. The treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Corporation. He shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these bylaws may require or the Board of Directors may prescribe.

Section 5.11 Assistant Officers. Any assistant secretary or assistant treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the secretary or treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform such other duties as these bylaws may require or the Board of Directors, the Chief Executive Officer or the President may prescribe.

Section 5.12 Salaries. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors or the compensation committee appointed by the Board of Directors, consistent with any legal or stock exchange requirements. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

Section 5.13 Bonds of Officers. The Board of Directors may secure the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

Section 5.14 Delegation. The Board of Directors may delegate temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Corporation of any of his powers and duties to any agent or employee, subject to the general supervision of such officer.

ARTICLE VI.

Miscellaneous

Section 6.1 Dividends. Dividends on the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in cash, in property, or in the Corporation’s own shares, but only out of the surplus of the Corporation, except as otherwise allowed by law and the Certificate of Incorporation.

Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.

Section 6.2 Contracts. The Chief Executive Officer and President shall have the power and authority to execute, on behalf of the Corporation, contracts or instruments in the ordinary course of business, and in addition the Board of Directors may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

Section 6.3 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or employees of the Corporation as shall from time to time be authorized pursuant to these bylaws or by resolution of the Board of Directors.

Section 6.4 Depositories. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may from time to time designate, and upon such terms and conditions as shall be fixed by the Board of Directors. The Board of Directors may from time to time authorize the opening and maintaining within any such depository as it may designate, of general and special accounts, and may make such special rules and regulations with respect thereto as it may deem expedient.

Section 6.5 Endorsement of Stock Certificates. Subject to the specific directions of the Board of Directors, any share or shares of stock issued by any corporation and owned by the Corporation, including reacquired shares of the Corporation’s own stock, may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Executive Officer, President or any vice president; and such endorsement may be attested or witnessed by the secretary or any assistant secretary either with or without the affixing thereto of the corporate seal.

Section 6.6 Corporate Seal. The corporate seal, if any, shall be in such form as the Board of Directors shall approve, and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

Section 6.7 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 6.8 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 6.9 Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Chief Executive Officer or the President. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6.10 Indemnification of Officers, Directors, Employees and Agents.

(a) Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise (all such persons entitled to indemnification hereunder being referred to as “Indemnitees”), whether the basis of a Proceeding is alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”) or any other applicable law as may from time to time be in effect (but, in the case of any amendment of an existing statute or enactment of a new statute, only to the extent that such amendment or new statute permits the Corporation to provide broader indemnification rights than law existing prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, so long as a majority of disinterested directors, the stockholders, or independent legal counsel through a written opinion determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and in the case of a criminal Proceeding, such person had no reasonable cause to believe his conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section 6.10(a) include, but are not limited to, the convening of any meeting and the consideration thereat of any matter which is required by statute to determine the eligibility of any person for indemnification.

(b) Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL that requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under Section 6.10(a) or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate. Notwithstanding the foregoing, in no event shall a director or executive officer be entitled to the advancement of expenses if a determination has been made by a judicial authority or governmental entity or agency or, absent such determination, any such authority, entity or agency has taken a position or issued any guidance stating, that the advancement of expenses to a director or executive officer constitutes a personal loan in contravention of Section 402 of the Sarbanes-Oxley Act of 2002 or any similar law or regulation.

(c) Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections 6.10(a) and 6.10(b) shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed (and whether arising out of a transaction or event occurring before or after adoption of this Section 6.10). Notwithstanding any other provision of the Certificate of Incorporation or bylaws of the Corporation, no action taken by the Corporation subsequent to the adoption of this Section 6.10, either by amendment of the Certificate of Incorporation or these bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections 6.10(a) and 6.10(b) which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

(d) Enforcement. If a claim under Section 6.10(a) and/or Section 6.10(b) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition when the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

(e) Nonexclusive. The indemnification provided by this Section 6.10 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, the Corporation’s Certificate of Incorporation, other provisions of these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f) Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred on the Corporation’s directors and officers by Sections 6.10(a) and 6.10(b) may be conferred upon any employee or agent of the Corporation or other person serving at the request of the Corporation if, and to the extent, authorized by the Board of Directors.

(g) Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any Indemnitee against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Corporation’s Certificate of Incorporation, the provisions of this Section 6.10, the DGCL or other applicable law.

(h) Limitation of Personal Liability. Notwithstanding any language in these bylaws that may be construed to the contrary, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or any successor provision, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.11 Meetings by Telephone. Subject to the provisions required or permitted by these bylaws or the laws of the State of Delaware for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold any meeting required or permitted under these bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 6.12 Transactions with Affiliated Parties. Any transaction with affiliated parties must be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and must be on terms considered by such disinterested directors to be no less favorable than those that the Corporation could obtain from unaffiliated parties.

Section 6.13 Appointment of Auditors. The Audit Committee of the Board of Directors shall have the sole authority to appoint, retain and terminate the independent auditor to audit the corporation’s financial statements.

ARTICLE VII.

Amendments

Section 7.1 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted as set forth in the Certificate of Incorporation.

APPENDIX A

The following procedures shall be followed in the conduct of each Board of Directors or committee meeting:

1.	Motion is made.

2.	Motion is seconded.

3.	Free and open discussion.

4.	If seconded, after discussion a vote is taken.

5.	Record the number of votes for and against the Motion.

6.	Record the name of the individual making the Motion.

7.	Record the name of the individual seconding the Motion.

8.	Record the names of any individual voting against the Motion who acts pursuant to Section 4.8.

9.	Declare the vote unanimous if applicable.

18